UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 1, 2005

AVON PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-4881	13-0544597

(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York	10105-0196

(Address of Principal Executive Offices)	(Zip Code)

(212) 282-5000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

Effective January 1, 2005, Elizabeth A. Smith commenced employment with Avon Products, Inc. as Executive Vice President and Brand President, and was designated an executive officer of the Company by the Board of Directors. The material terms of Ms. Smith’s compensation were set forth in an offer letter from the Company to Ms. Smith, dated November 1, 2004. That offer letter and a summary of the description of the perquisites included in the original letter, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.

Dated: January 6, 2005	By:	/s/ Gilbert L. Klemann, II

		Name:	Gilbert L. Klemann, II
		Title:	Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Offer letter from Avon Products, Inc. to Elizabeth A. Smith, dated November 1, 2004, setting forth the material terms of Ms. Smith’s compensation, and a summary of the description of the perquisites included in the original letter.